September 1, 2000

To Whom It May Concern:

      We hereby consent to the use of our financial statements of Bach-Hauser, Inc. in their S-8 registration statement.

                            /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                            Merdinger, Fruchter,  Rosen  &  Corso, P.C.
                            Certified Public Accountants